Exhibit 99.3

Cannabis Leaf (PCFP) Completes Merger with Apotheca Biosciences - Company's R & D Focuses on Opioid Crisis, a National Public Health Emergency
7:30 am ET June 25, 2018 (Globe Newswire)  Print
Cannabis Leaf (OTC PINK: PCFP), a developer of cutting-edge medical products, nutraceuticals, formulation and cannabis delivery technologies for the healthcare and consumer care industry announces the completion of the merger with Apotheca Biosciences.
On March 6, 2018, An Agreement for Plan of Merger (the "Agreement") was entered into by Cannabis Leaf Incorporated. ("Cannabis Leaf"), a
Nevada Corporation, and Apotheca Biosciences, Inc. ("Apotheca Biosciences"), a Nevada Corporation. Such Agreement will result in the merger of Apotheca Biosciences into Cannabis Leaf with the Corporation to survive as Cannabis Leaf (Apotheca Biosciences with name change).
Apotheca Biosciences and Cannabis Leaf entered into the Merger Agreement where Cannabis Leaf agreed to issue Apotheca Biosciences' shareholders sixty million (60,000,000) common shares of Cannabis Leaf in exchange for all of the shares of Apotheca Biosciences. This issuance will result in a change in control of Cannabis Leaf. Under the Agreement, upon closing, Apotheca Biosciences will receive the immediate right to the appointment of the directors and officers of the surviving corporation by the resignation of the existing officer of Cannabis Leaf and the simultaneous appointment of the officers and two additional directors. Additionally, the Parties have agreed to change the name of Cannabis Leaf to "Apotheca Biosciences, Inc." under Nevada law.
Apotheca Biosciences is developing cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Their pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids.
Apotheca Biosciences is a pioneering biotech company with an emphasis in research and development in addition to the creation of highgrade nutraceuticals and pharma grade formulations. Apothecia's' goal is to lay the groundwork and continue research of cannabinoid receptiveness in patients and create nutraceuticals that reflects their research.
In the next weeks and months, the Company will be working diligently to bring on board world renown management team and scientist to help us facilitate our growth. The Company will also begin working with prominent universities across the globe to facilitate research studies on Opioid alternatives.
Opioid Crisis, a National Public Health Emergency - House approves massive opioids legislation
According to CNN, The House of Representatives passed the most expansive legislation Congress has taken to date to address the opioid crisis, approving a bipartisan package that combines 58 bills passed in the last two weeks.
Provisions in the final package address a wide range of issues related to the crisis that is wreaking havoc across the country, such as expanding access to treatment and recovery services, coming up with opioid alternatives for pain treatment, intercepting illegal opioids at mail facilities and combating use of fentanyl. In a time of sharp partisan divides and vitriol, the 396-14 bipartisan vote underscored the reach and scope of the crisis on Capitol Hill, where lawmakers and staff say the issue has become one of, if not the, top issues they hear about from constituents in their states and districts.
With the crisis continuing to see widespread deaths, opioids are an issue that has touched most, if not all, in the states, cities and towns represented on Capitol Hill. During 2016, there were more than 63,600 overdose deaths in the United States, including 42,249 that involved an opioid, according to the Centers for Disease Control. That's an average of 115 opioid overdose deaths each day.
The bill, titled the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment (SUPPORT) for Patients and
Communities Act, builds onto other efforts by Congress in recent years to tackle the epidemic, including $4 billion in funding earlier this year in a large spending bill. In 2016, the House passed the Comprehensive Addiction and Recovery Act and the 21st Century Cures Act.
Since 1999, the rate of overdose deaths involving opioids nearly quadrupled, and over 165,000 people have died from prescription opioid overdoses. Prescription pain medication deaths remain far too high, and in 2014, the most recent year on record, there was a sharp increase in heroin-involved deaths and an increase in deaths involving synthetic opioids such as fentanyl. Prevention, treatment, and research to rapidly tackle and reverse opioid overdoses are critical to fighting this epidemic.
Early data coming out of states where marijuana laws have been passed suggest that even as conventionally used, marijuana may be playing a role in offsetting the opioid addiction epidemic. Studies have shown that phytocannabinoids like cannabidiol have promising results in opioid withdrawal symptoms and heroin-seeking behavior.
Our studies have shown that cannabidiol can have promising improvements in opioid withdrawal symptoms by attenuating the rewarding effects of opioids. There is at least partial evidence that cannabinoid compounds can relieve from depression. Apotheca Biosciences will partner with opioid addiction centers and clinical practitioners to conduct studies on the use of RAPID for opioid addiction.
If you would like more information on Apotheca's products, please visit: www.apothecabiosciences.com/products-pipeline.
About Apotheca Biosciences Inc.
Apotheca is a developer of cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Its pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids. Apotheca believes that it can deliver meaningful benefits using its technologies to the world's aging population.
To request further information about Apotheca, please email info@apothecabio.com, or visit its website at http://www.apothecabiosciences.com/, or visit it on FB @apotheca and Twitter @apotheca Forward-Looking Statements
This press release may contain forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets. This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approval for anticipated actions.
Contact:
Media Contact: (727) 228-3994
Apotheca Biosciences
http://www.apothecabiosciences.com
info@apothecabio.com Twitter - @apotheca
Facebook - apotheca

Forward-Looking Statements

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